Exhibit 99.1

Insperity Announces First Quarter Results

HOUSTON – May 1, 2017 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended Mar. 31, 2017:

•	Q1 worksite employee growth of 10%

•	Q1 EPS up 10% to $1.69

•	Adjusted EPS up 13% to a record high of $1.84

First Quarter Results

First quarter 2017 net income and diluted earnings per share of $35.6 million and $1.69 represented increases of 9% and 10%, respectively, compared to the first quarter of 2016. Adjusted diluted earnings per share were $1.84, a 13% increase over the first quarter of 2016. Adjusted EBITDA increased 2% over the first quarter of 2016 to $62.7 million.

“We are pleased with our first quarter results and the solid execution driving our successful year-end transition,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “This strong start to the year, combined with a 13% increase in the number of trained Business Performance Advisors, sets the stage for another record setting year in 2017.”

Revenues for the first quarter of 2017 increased 10% over the first quarter of 2016 on a 10% increase in the average number of worksite employees paid per month. The worksite employee growth was the result of strong new client sales, combined with a continuing high level of client retention. For the third consecutive year, client attrition was below our previous historical first quarter levels of 10% to 12%. Net hiring of worksite employees by our clients during the quarter continued to show weakness as net hiring was 30% lower than the first quarter of 2016.

Gross profit increased 6% over the first quarter of 2016 to $159.3 million, as higher than expected benefit costs were partially offset by favorable results in our payroll tax and workers’ compensation areas. Operating expenses increased 9.2% over the first quarter of 2016, and included planned investments in our growth and technology combined with operating leverage in other areas of our business. Operating expense per worksite employee per month declined from $204 in the first quarter of 2016 to $202 in the 2017 period. The first quarter 2017 effective income tax rate was 33% and was positively impacted by income tax benefits associated with the vesting of restricted stock awards.

Cash outlays in the first three months of 2017 included the repurchase of 114,568 shares of stock at a cost of $9.3 million, dividends totaling $5.3 million and capital expenditures of $11.6 million.

“With continued high levels of cash flow generation, we remain positioned to invest in our growth while providing exceptional shareholder return,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “As announced this morning, we have increased our quarterly dividend by 20% from $0.25 to $0.30 and continue to execute on our share repurchase plan.”

2017 Guidance

The company also announced its updated guidance for 2017, including the second quarter of 2017. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2017			Full Year 2017

Average WSEEs	179,100	—	180,700	184,000	—	186,000
Year-over-year increase	9.5%	—	10.5%	11%	—	12%

Adjusted EPS	$0.65	—	$0.71	$4.30	—	$4.44
Year-over-year increase	8%	—	18%	20%	—	24%

Adjusted EBITDA (in millions)	$27.0	—	$29.0	$162.0	—	$166.0
Year-over-year increase	6%	—	13%	15%	—	18%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the second quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 6996114. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 6996114. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 31 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services

and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2016 revenues of $2.9 billion, Insperity operates in 61 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets:
Cash and cash equivalents	$303,850	$286,034
Restricted cash	42,458	42,637
Marketable securities	1,841	1,851
Accounts receivable, net	264,135	270,284
Prepaid insurance	15,097	15,041
Other current assets	23,095	19,526
Income taxes receivable	—	4,949
Total current assets	650,476	640,322
Property and equipment, net	87,673	80,261
Prepaid health insurance	9,000	9,000
Deposits	155,141	148,638
Goodwill and other intangible assets, net	12,963	13,088
Deferred income taxes, net	10,297	14,025
Other assets	2,978	1,840
Total assets	$928,528	$907,174
Liabilities and stockholders’ equity:
Accounts payable	$4,542	$4,189
Payroll taxes and other payroll deductions payable	249,847	247,766
Accrued worksite employee payroll cost	217,188	215,214
Accrued health insurance costs	24,043	26,360
Accrued workers’ compensation costs	44,283	44,231
Accrued corporate payroll and commissions	16,821	40,761
Other accrued liabilities	25,555	22,437
Income taxes payable	8,668	—
Total current liabilities	590,947	600,958
Accrued workers’ compensation cost	146,794	141,291
Long-term debt	104,400	104,400
Total noncurrent liabilities	251,194	245,691
Stockholders’ equity:
Common stock	277	277
Additional paid-in capital	11,817	9,240
Treasury stock, at cost	(234,225)	(227,152)
Retained earnings	308,518	278,160
Total stockholders’ equity	86,387	60,525
Total liabilities and stockholders’ equity	$928,528	$907,174

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016	Change
Operating results:
Revenues (gross billings of $5.016 billion and $4.564 billion less worksite employee payroll cost of $4.133 billion and $3.762 billion, respectively)	$882,664	$802,408	10.0%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	723,318	652,392	10.9%
Gross profit	159,346	150,016	6.2%
Operating expenses:
Salaries, wages and payroll taxes	62,457	58,015	7.7%
Stock-based compensation	4,503	3,575	26.0%
Commissions	4,476	4,281	4.6%
Advertising	3,972	3,047	30.4%
General and administrative expenses	26,192	23,784	10.1%
Depreciation and amortization	4,254	4,271	(0.4)%
Total operating expenses	105,854	96,973	9.2%
Operating income	53,492	53,043	0.8%
Other income (expense):
Interest income	465	299	55.5%
Interest expense	(623)	(637)	(2.2)%
Income before income tax expense	53,334	52,705	1.2%
Income tax expense	17,706	20,012	(11.5)%
Net income	$35,628	$32,693	9.0%
Less distributed and undistributed earnings allocated to participating securities	(781)	(664)	17.6%
Net income allocated to common shares	$34,847	$32,029	8.8%
Basic net income per share of common stock	$1.69	$1.53	10.5%
Diluted net income per share of common stock	$1.69	$1.53	10.5%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016	Change

Statistical Data:
Average number of worksite employees paid per month	174,354	158,391	10.1%
Revenues per worksite employee per month(1)	$1,687	$1,689	(0.1)%
Gross profit per worksite employee per month	305	316	(3.5)%
Operating expenses per worksite employee per month	202	204	(1.0)%
Operating income per worksite employee per month	102	112	(8.9)%
Net income per worksite employee per month	68	69	(1.4)%

(1) Gross billings of $9,589 and $9,606 per worksite employee per month, less payroll cost of $7,902 and $7,917 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended March 31,
	2017	2016	Change

Payroll cost (GAAP)	$4,132,992	$3,762,064	9.9%
Less: Bonus payroll cost	615,258	582,312	5.7%
Non-bonus payroll cost	$3,517,734	$3,179,752	10.6%

Payroll cost per worksite employee per month (GAAP)	$7,902	$7,917	(0.2)%
Less: Bonus payroll cost per worksite employee per month	1,177	1,225	(3.9)%
Non-bonus payroll cost per worksite employee per month	$6,725	$6,692	0.5%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	March 31, 2017	December 31, 2016

Cash, cash equivalents and marketable securities (GAAP)	$305,691	$287,885
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	232,372	221,710
Customer prepayments	10,457	21,256
Adjusted cash, cash equivalents and marketable securities	$62,862	$44,919

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended March 31,

	2017	2016	Change

Net income (GAAP)	$35,628	$32,693	9.0%
Income tax expense	17,706	20,012	(11.5)%
Interest expense	623	637	(2.2)%
Depreciation and amortization	4,254	4,271	(0.4)%
EBITDA	58,211	57,613	1.0%
Stock-based compensation	4,503	3,575	26.0%
Adjusted EBITDA	$62,714	$61,188	2.5%

Net income per worksite employee per month (GAAP)	$68	$69	(1.4)%
Income tax expense per worksite employee per month	34	42	(19.0)%
Interest expense per worksite employee per month	1	1	—
Depreciation and amortization per worksite employee per month	8	9	(11.1)%
EBITDA per worksite employee per month	111	121	(8.3)%
Stock-based compensation per worksite employee per month	9	8	12.5%
Adjusted EBITDA per worksite employee per month	$120	$129	(7.0)%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended March 31,

	2017	2016	Change

Net income (GAAP)	$35,628	$32,693	9.0%
Non-GAAP adjustments:
Stock-based compensation	4,503	3,575	26.0%
Tax effect	(1,495)	(1,357)	10.2%
Adjusted net income (non-GAAP)	$38,636	$34,911	10.7%

	Three Months Ended March 31,

	2017	2016	Change

Diluted net income per share of common stock (GAAP)	$1.69	$1.53	10.5%
Non-GAAP adjustments:
Stock-based compensation	0.22	0.17	29.4%
Tax effect	(0.07)	(0.07)	—
Adjusted diluted net income per share of common stock	$1.84	$1.63	12.9%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of stock-based compensation. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2017 guidance (in millions, except per share amounts):

	Q2 2017 Guidance	Full Year 2017 Guidance

Net income (GAAP)	$10 - $11	$78 - $81
Income tax expense	6 - 7	44 - 45
Interest expense	1	3
Depreciation and amortization	4	17
EBITDA	21 - 23	$142 - $146
Stock-based compensation	6	20
Adjusted EBITDA	$27 - $29	$162 - $166

Diluted net income per share of common stock (GAAP)	$0.49 - $0.55	$3.70 - $3.84
Non-GAAP adjustments:
Stock-based compensation	0.26	0.94
Tax effect	(0.10)	(0.34)
Adjusted EPS	$0.65 - $0.71	$4.30 - $4.44

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